EXHIBIT 32.2

Certification of

Chief Financial Officer of

Chase Packaging Corporation

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the annual report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2008, of Chase Packaging Corporation (the “Company”).  I, Ann C. W. Green, the Chief Financial Officer of the Company, certify that, to the best of my knowledge:

(1)   The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: March 30, 2009	By:	/s/ Ann C. W. Green
Ann C. W. Green
Chief Financial Officer
(Principal Financial and Accounting Officer)